ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number
[signature]	20070713385-16
	Filing Date and Time
Ross Miller	10/17/2007 1:30 PM
Secretary of State	Entity Number
State of Nevada	E0736312007-7

Articles of Incorporation

(PURSUANT TO NRS 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. ***Name of Corporation:***	Nevada Legacy Enterprises Corporation
2. ***Resident Agent Name and Street Address:*** *(must be a Nevada address where process may be served)*	Eastbiz.com, Inc. Name 5348 Vegas Dr — Las Vegas — Nevada 89108 (MANDATORY) Physical Street Address — City — Zip Code (OPTIONAL) Mailing Address — City — State — Zip Code
3. ***Shares:*** *(number of shares corporation is authorized to issue)*	Number of shares with par value: 1,000 — Par value per share: $ 1.00 — Number of shares without par value:
4. ***Names & Addresses of the Board of Directors/Trustees:*** *(each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than 3 directors/trustees)*	1. John Vanhara Name 5348 Vegas Dr — Las Vegas — NV 89108 Street Address — City — State — Zip Code 2. Name Street Address — City — State — Zip Code 3. Name Street Address — City — State — Zip Code
5. ***Purpose:*** *(optional - see instructions)*	The purpose of this Corporation shall be:
6. ***Name, Address and Signature of Incorporator:*** *(attach additional page if more than 1 incorporator)*	Sherry Williams-Lamb — X [signature] Name — Signature 5348 Vegas Dr — Las Vegas — NV 89108 Address — City — State — Zip Code
7. ***Certificate of Acceptance of Appointment of Resident Agent:***	I hereby accept appointment as Resident Agent for the above named corporation. X [signature] — 10/12/07 Authorized Signature of R. A. or On Behalf of R. A. Company — Date

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

Filed in the office of	Document Number 20090028546-76
Ross Miller Secretary of State State of Nevada	Filing Date and Time 01/14/2009 7:38 AM
	Entity Number E0736312007-7

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Nevada Legacy Enterprises Corporation

2. The articles have been amended as follows: (provide article numbers, if available)

Articles Three is being amended to increase the number of authorized shares to 10,000,000

Articles Three is being amended to change the par value per share to $0.0001

Articles Four is being amended to change the name of the Board of Directors to Diane L. Harder and the address 10725 E. 27th Avenue, Spokane Valley, WA 99206.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 100 %

4. Effective date of filing: (optional) at once

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X Diane L. Harder

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

090201

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number
	20100072763-68
Ross Miller	Filing Date and Time
Secretary of State	02/04/2010 11:45 AM
State of Nevada	Entity Number
	E0736312007-7

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Nevada Legacy Enterprises Corporation

2. The articles have been amended as follows: (provide article numbers, if available)

1. Name of Corporation: NL One Corporation

3. Shares: Number of preferred shares with par value: 10,000,000 Par Value $0.0001

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: (2,501,000) 57.3%

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X Diane L. Harder

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

090301

Certificate of Change Pursuant to NRS 78.209

Filed in the office of	Document Number 20100072764-79
Ross Miller Secretary of State State of Nevada	Filing Date and Time 02/04/2010 11:45 AM
	Entity Number E0736312007-7

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

NL One Corporation

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

Common Shares: 10,000,000 shares authorized with Par Value $0.0001
Preferred Shares: 10,000,000 shares authorized with Par Value $0.0001

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

Common Shares: 80,000,000 shares authorized with Par Value $0.0001
Preferred Shares: 10,000,000 shares authorized with Par Value $0.0001

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

Common Shares: 8 shares in exchange for each issued common share

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

fractional shares, if any, will be cancelled

7. Effective date of filing: (optional) 02/04/2010

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X Diane L. Harder

Signature of Officer

President/Director

Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

090203

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

NL One Corporation

2. The articles have been amended as follows: (provide article numbers, if available)

Article Three is being amended to increase the number of authorized shares to 500 million

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 57.3%

4. Effective date and time of filing: (optional) Date: 8/18/2014 Time: immediately

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After
Revised: 11-27-13